UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Summit Financial Services Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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Filed by Summit Financial Services Group, Inc. pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended

THE FOLLOWING ARE FREQUENTLY ASKED QUESTIONS BEING DISSEMINATED BY SUMMIT FINANCIAL SERVICES GROUP, INC. TO ITS EMPLOYEES AND FINANCIAL ADVISORS IN CONNECTION WITH THE PREVIOUSLY ANNOUNCED PROPOSED TRANSACTION WITH RCS CAPITAL CORPORATION

Summit Brokerage Services

RCS Capital Corporation’s Acquisition of Summit Financial Services Group, the parent company of Summit Brokerage Services and Summit Financial Group, (“Summit”)

RCS Capital Corporation Substantially Increases its Investment in Financial Sector with Acquisition of Best-in-Class Independent Retail Financial Services Organization

Existing Summit Management Team to Remain Autonomous and RCS Capital to Provide Capital Commitment for Business Growth

Frequently Asked Questions – Home Office Staff

1.	Why has Summit decided to partner with RCS Capital Corporation (a New York Stock Exchange listed company – NYSE:RCAP)?

This transaction is driven by the shared vision of both RCS Capital and Summit to create a transformative force in the financial services industry. By partnering with RCS Capital, a publicly traded Delaware holding company formed to operate and grow businesses focused on the retail direct investment industry, Summit will be provided with the opportunity to offer its advisors and their clients an unmatched level of products and services. In addition, RCS Capital is attracted to the quality and productivity of Summit’s financial advisors, as well as the deep experience of Summit’s management, staff and unique corporate culture. Following the merger, Summit and its subsidiaries (including Summit Brokerage Services, Inc. and Summit Financial Group) will continue to operate under current management and the Summit brand.

2.	How does this affect me?

This does not affect you. It’s “business as usual” at Summit.

3.	Will there be any changes to Summit’s management and back office?

No.

4.	Will Summit be relocating?

No.

It’s Business as Usual!!!

5.	Will there be any changes to Summit’s benefits, (401(k), health, life, dental, vision, disability)?

No.

6.	Will there be any changes in payroll, (payroll vendor, pay frequency, pay dates)?

No. All payroll functions and policies will remain the same.

7.	Will there be any changes in the process for year-end raises and bonuses?

No. The year-end process for raises and bonuses will remain unchanged.

8.	Does this transaction require us to change clearing firms?

No. We expect to retain both FCC and Pershing as our clearing firms.

9.	Will we continue to have our usual company holiday party?

Yes.

10.	Will we continue to recognize the Outstanding Associate each quarter?

Yes.

11.	When is the transaction expected to close?

The completion of this transaction requires multiple consents and approvals, including the consent of our shareholders and the approval of FINRA. We will close the transaction promptly after all approvals and consents are obtained, which we hope will occur prior to the end of the first quarter of 2014.

12.	Will the name of the Firm change?

No. All of the Summit operating companies will retain their current name.

13.	What do I do if an advisor asks me questions I cannot answer?

Please refer them to a member of Summit’s Executive Committee. Do not speculate as to what you think may be the answer in an effort to satisfy the advisor.

14.	What will I receive for my Summit stock and options?

The total payment will be approximately $1.43 for each share of Summit stock. However, there are several important points to consider:

•	As part of this transaction, the vesting of all outstanding options to purchase Summit stock will be accelerated. In addition, you will be permitted to exercise your options on a “cashless” basis – that is, you will not have to go “out of pocket” to pay the exercise price;

•	All Summit shareholders will receive a portion of the merger consideration in registered shares of RCAP stock (which we estimate to be approximately 20% of the total) and will have the ability to elect to receive a greater percentage of the merger consideration in RCAP stock;

•	Payment for your Summit stock is expected to be made in four tranches;

•	When the merger closes, shareholders will receive approximately $1.25 per share of Summit stock, which we estimate will consist of approximately 80% cash (or approximately $1.00) and 20% RCAP stock (or approximately $.025), unless they elect to receive a greater percentage of RCAP stock;

•

As part of the consideration, you will also receive one Contingent Value Right (CVR) for each share of Summit stock tendered. The CVR may be worth up to $0.12 per share and is payable in stages. Stage one should be

It’s Business as Usual!!!

payable approximately 45 days after the closing date and will represent 90% of the total value of the CVR (or approximately $0.10 per share). The other 10% (or approximately $0.02 per share) value of the CVR is expected to be paid by mid 2017.

•	Summit will experience a one-time tax benefit as a result of this transaction. Once this amount, estimated at approximately $0.06 per share, is received, this amount will be passed through to the shareholders. This payment is expected sometime during the second half of 2014.

15.	Will I lose the unvested portion of my options?

No. As part of this transaction, the vesting of all options will be accelerated.

16.	What happens to the options I would have earned this year?

In lieu of granting options this year, the Company will instead be distributing restricted stock in RCAP. This stock will vest over a three year period. The amounts of the bonuses will be determined as we get closer to year end.

17.	Will I continue to earn options in the future?

Summit and RCAP are exploring multiple alternatives at this time. An announcement will be made to all home office staff once we have more information.

18.	What do I do if someone from the media, a current Summit shareholder or a potential investor contacts me about this transaction?

Do not speak with any members of the media, even if they say your comments will be “off the record.” Instead, direct all media calls to Steve Jacobs, at extension 2761 or Sjacobs@summitbrokerage.com. The same instructions apply to current and potential investors who contact you regarding this transaction.

It’s Business as Usual!!!

Summit Brokerage Services

RCS Capital Corporation’s Acquisition of Summit Financial Services Group, the parent company of Summit Brokerage Services and Summit Financial Group, (“Summit”)

RCS Capital Corporation Substantially Increases its Investment in Financial Sector with Acquisition of Best-in-Class Independent Retail Financial Services Organization

Existing Summit Management Team to Remain Autonomous and RCS Capital to Provide Capital Commitment for Business Growth

Frequently Asked Questions – Financial Advisors

1.	Why has Summit decided to partner with RCS Capital Corporation (a New York Stock Exchange listed company – NYSE:RCAP)?

This transaction is driven by the shared vision of both RCS Capital and Summit to create a transformative force in the financial services industry. By partnering with RCS Capital, a publicly traded Delaware holding company formed to operate and grow businesses focused on the retail direct investment industry, Summit will be provided with the opportunity to offer its advisors and their clients an unmatched level of products and services. In addition, RCS Capital is attracted to the quality and productivity of Summit’s financial advisors, as well as the deep experience of Summit’s management, staff and unique corporate culture. Following the merger, Summit and its subsidiaries (including Summit Brokerage Services, Inc. and Summit Financial Group) will continue to operate under current management and the Summit brand.

2.	How does this affect my business?

This does not affect your business. It’s “business as usual” at Summit.

3.	Will there be any changes to Summit’s management and back office?

No.

4.	Will the name of the Firm change?

No. All of the Summit operating companies will retain their current name.

5.	Will I have to make any changes to my letterhead, business cards, website, etc..?

No. Because the name of all Summit entities will remain the same, all of your marketing materials should be unaffected. The only exception applies to advisors whose materials reference Summit Financial Services Group as being a publicly traded company.

6.	Will this transaction result in new policies and procedures?

No.

7.	Will my payout change?

No.

8.	Will my contract(s) with Summit change?

No.

It’s Business as Usual!!!

9.	Will I have access to the same products and services?

Yes.

10.	Will I continue to receive 12b(1) fees (trail commissions) as I do today?

Yes.

11.	Will this transaction have any impact on the technology I use, including applications, passwords and encryption products?

No.

12.	Does this transaction require us to change clearing firms?

No. We expect to retain both FCC and Pershing as our clearing firms.

13.	Will there be any changes to my clients’ accounts?

No. Your clients’ accounts, including account numbers, statements, confirms, 1099s, etc…will remain the same.

14.	Will there be any changes to customer fees?

No. Customer fee schedules will be unaffected.

15.	Will my clients receive any notice of this transaction?

No. Clients of Summit Brokerage Services will receive no notice of this transaction from Summit. Clients with assets under management or an ongoing financial planning relationship through our Registered Investment Advisor, Summit Financial Group, will receive a “negative consent” letter. As a result, no action will be required on their part.

16.	If I want to notify my clients, may I do so?

Yes. We will be posting a sample letter, pre-approved by Compliance in RepOffice, shortly.

17.	Do I need to update my U-4?

No.

18.	Will this transaction have any impact on my sales assistants (registered or unregistered)?

No.

19.	Will my rep number change?

No.

20.	Will there be any changes in the commission/fee payment process?

No. Your payment rate, payment schedule and commission statement will be unaffected.

21.	Will my tax status change?

No.

22.	Will there be any change to the levels and rewards for Leader’s, Chairman’s and President’s Club?

No.

23.	When is the transaction expected to close?

The completion of this transaction requires multiple consents and approvals, including the consent of our shareholders and the approval of FINRA. We will close the transaction promptly after all approvals and consents are obtained, which we hope will occur prior to the end of the first quarter of 2014.

It’s Business as Usual!!!

24.	Will Summit’s senior management continue to have an ownership interest?

Yes. All of Summit’s senior management will have an ownership interest in RCS Capital. In fact, given the structure of the transaction, all option holders in Summit will also be provided with an ownership interest in RCS Capital.

25.	What will I receive for my Summit stock and options?

The total payment will be approximately $1.43 for each share of Summit stock. However, there are several important points to consider:

•	As part of this transaction, the vesting of all outstanding options to purchase Summit stock will be accelerated. In addition, you will be permitted to exercise your options on a “cashless” basis – that is, you will not have to go “out of pocket” to pay the exercise price;

•	All Summit shareholders will receive a portion of the merger consideration in registered shares of RCAP stock (which we estimate to be approximately 20% of the total) and will have the ability to elect to receive a greater percentage of the merger consideration in RCAP stock;

•	Payment for your Summit stock is expected to be made in four tranches;

•	When the merger closes, shareholders will receive approximately $1.25 per share of Summit stock, which we estimate will consist of approximately 80% cash (or approximately $1.00) and 20% RCAP stock (or approximately $.025), unless they elect to receive a greater percentage of RCAP stock;

•	As part of the consideration, you will also receive one Contingent Value Right (CVR) for each share of Summit stock tendered. The CVR may be worth up to $0.12 per share and is payable in stages. Stage one should be payable approximately 45 days after the closing date and will represent 90% of the total value of the CVR (or approximately $0.10 per share). The other 10% (or approximately $0.02 per share) value of the CVR is expected to be paid by mid 2017.

•	Summit will experience a one-time tax benefit as a result of this transaction. Once this amount, estimated at approximately $0.06 per share, is received, this amount will be passed through to the shareholders. This payment is expected sometime during the second half of 2014.

26.	Will I lose the unvested portion of my options?

No. As part of this transaction, the vesting of all options will be accelerated.

27.	What happens to the options I would have earned this year?

In lieu of granting options this year, the Company will instead be distributing restricted stock in RCAP. This stock will vest over a three year period. The amounts of the bonuses will be determined as we get closer to year end.

28.	Will I continue to earn options in the future?

Summit and RCAP are exploring multiple alternatives at this time. An announcement will be made to all financial advisors once we have more information.

29.	Will Summit be relocating?

No. Summit intends to remain at its current location.

30.	Is RCAP Holdings seeking distribution for their proprietary products in this acquisition?

No. RCS Capital is not seeking to acquire “shelf space” or distribution through this deal and Summit will retain full discretion with regard to product approval and compliance policies. Rather, through their dealings in the marketplace, RCS Capital has identified the independent broker-dealer market as desirable for investment and they are seeking to build a portfolio of high quality independent firms.

It’s Business as Usual!!!

31.	Who do I contact if I still have questions?

If you have questions that are not answered by this document, please contact any member of Summit’s Executive Committee.

32.	What do I do if someone from the media, a current Summit shareholder or a potential investor contacts me about this transaction?

Do not speak with any members of the media, even if they say your comments will be “off the record.” Instead, direct all media calls to Steve Jacobs, at 561-338-2761 or Sjacobs@summitbrokerage.com. The same instructions apply to current and potential investors who contact you regarding this transaction.

RCS Capital Corporation (“RCS”) plans to file with the Securities and Exchange Commission (“SEC”), a Registration Statement on Form S-4 in connection with the proposed transaction and Summit Financial Services Group, Inc. (“Summit”), plans to file with the SEC and mail to their shareholders a proxy statement in connection with the proposed transaction, which will be included in RCS’s Registration Statement on Form S-4 (the “Proxy Statement/Prospectus”). THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT SUMMIT, RCS, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Summit and RCS in connection with the proposed transaction through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and such other documents by phone, e-mail or written request by contacting the investor relations department of Summit or RCS as follows:

Summit:

Steven C. Jacobs, CFO

Summit Financial Services Group, Inc.

sjacobs@summitbrokerage.com

Phone: (561) 338-2800

RCS:

Brian S. Block, CFO

RCS Capital Corporation

bblock@arlcap.com

Phone: (866) 904-2988

It’s Business as Usual!!!